EXHIBIT 99.1

Geron Announces Early HSR Clearance for Global Strategic Collaboration with Janssen

Menlo Park, Calif., December 16, 2014 – Geron Corporation (Nasdaq: GERN) announced today that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976 (HSR Act) in connection with the exclusive worldwide license and collaboration agreement executed by the company on November 13, 2014 with Janssen Biotech, Inc. (Janssen) to develop and commercialize, imetelstat, Geron's telomerase inhibitor product candidate.

With the early termination of the applicable waiting period under the HSR Act, the collaboration agreement with Janssen is effective as of December 15, 2014 and the $35 million initial payment under the collaboration agreement is due to the company.

Additional details regarding the collaboration can be found in Geron's Form 8-K filed with the Securities and Exchange Commission on November 13, 2014.

About Geron

Geron is a clinical stage biopharmaceutical company developing a first-in-class telomerase inhibitor, imetelstat, in hematologic myeloid malignancies. For more information about Geron, visit www.geron.com.

CONTACT:
Kevin Eng, Ph.D.
Investor and Media Relations
650-473-7765
investor@geron.com
media@geron.com

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